Exhibit 99.2

OZOP Plus Vehicle Service Contracts now include Autoflow’s iDVI (Instant Digital Vehicle Inspection)

Warwick, NY, April 24th, 2024 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC). OZOP Plus, a subsidiary of Ozop Energy Solutions, Inc. (OZSC or the “Company”), is pleased to announce the addition of Autoflow to our Vehicle Service Contracts through our existing partnership with Royal Administration Services. This strategic alliance enables Royal and OZOP Plus to leverage Autoflow’s innovative iDVI (Instant Digital Vehicle Inspection) solution for new and used vehicles, including EV and hybrids. This synergistic partnership marks a significant advancement in the automotive warranty landscape, revolutionizing the industry’s approach to warranty claims adjudication and approval.

“I am thrilled to extend our warmest welcome to Royal and OZOP Plus, companies renowned for their commitment to excellence in the automotive warranty industry. Through iDVI, all vehicle service contracts will have this cutting-edge technology that enhances operational agility, elevates customer experience, and drives sustainable growth,” explains Scott Smyer, Autoflow’s senior director of business development, who brings 15 years of experience as a SaaS provider in the F&I warranty administration space.

Autoflow’s iDVI revolutionizes the inspection process by providing a fast, digital solution for capturing essential vehicle information, including pictures, videos, and notes. This will expedite the warranty claims process, delivering unparalleled efficiency and service to its customers. Unlike traditional methods that could take days, frustrate customers, and incur high costs, iDVI completes inspections in just a few simple steps within minutes and at a fraction of the cost.

Brian Conway, CEO of OZOP Plus, enthusiastically reflects on the partnership, emphasizing its transformative impact: “This innovative virtual inspection tool empowers Royal Administration Services to enhance efficiency, reduce costs, and deliver unparalleled service to our shared customers. We’re thrilled about the opportunities this partnership presents and eagerly anticipate leveraging iDVI’s advanced capabilities to drive success throughout our industry.”

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com